Exhibit 10.1

THE CORPORATE EXECUTIVE BOARD COMPANY
2000 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

October 25, 2001

David G. Bradley
c/o The Advisory Board Company
600 New Hampshire Avenue, N.W.
Washington, D.C. 20037

Re:	Non-Competition Agreement by and among The Corporate Executive Board Company, The Advisory Board Company and David G. Bradley

Dear David:

        Effective as of January 1, 1999, The Corporate Executive Board Company (“CEB”), entered into a Non-Competition Agreement (the “Agreement”) with you and The Advisory Board Company (“ABC”). Section 5 of the Agreement provides that the term of the Agreement shall end on the date that is five years after January 1, 1999.

        This letter confirms that, in consideration of the benefits which you and CEB each draw from the Agreement, you and CEB have agreed:

•	To amend Section 5 of the Agreement to provide that the term of the Agreement, solely with respect to the rights and obligations as between you and CEB, shall end on January 1, 2007.

•	To amend Section 3 of the Agreement to provide that after January 1, 2004, the Bradley Parties, but not ABC, may recruit or employ up to one person per year that would otherwise require the consent of CEB under Section 3(a) of the Agreement.

        Nothing in this letter shall be deemed to amend, waive, void or extend the term of the Agreement with respect to ABC’s rights or obligations under the Agreement.

        Please indicate your agreement with the foregoing by signing and returning one copy of this letter, which will constitute our agreement with respect to the subject matter hereof.

Very truly yours,

THE CORPORATE EXECUTIVE BOARD COMPANY

By: Name: Title:	/s/ JAMES J. MCGONIGLE James J. McGonigle Chairman and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ DAVID G. BRADLEY

David G. Bradley